Exhibit 2.2

AMENDED AND RESTATED BYLAWS

of

GLOBAL HEALTH SOLUTIONS, INC.

(the “Corporation”)

Article I - Stockholders

1.          Annual Meeting. The annual meeting of stockholders shall be held for the election of directors each year at such place, date and time as shall be designated by the board of directors of the Corporation (the “Board of Directors”). Any other proper business may be transacted at the annual meeting. If no date for the annual meeting is established or said meeting is not held on the date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

2.          Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of vacancies on the Board of Directors and the election of new members of the Board of Directors). Such special meetings may be called at any time by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, a President, or by the Board of Directors, or by any stockholder of the Corporation holding 25% or more of the issued and outstanding capital stock of the Corporation (on a fully-diluted basis), but such special meetings may not be called by any other person or persons. The call for the meeting shall state the place, date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

3.          Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting and, in case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat and to each stockholder, if any, who, under the certificate of incorporation of the Corporation (as amended, modified or supplemented from time to time, the “Certificate of Incorporation”) or under these Bylaws is entitled to such notice. Except as otherwise provided in the Certificate of Incorporation, if mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

Amended and Restated Bylaws of Global Health Solutions, Inc.

4.          Adjourned Meetings. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

5.          Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

6.          Voting and Proxies. Except as otherwise provided by the Certificate of Incorporation or law, stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder granting the proxy or by his attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

7.          Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

Amended and Restated Bylaws of Global Health Solutions, Inc.

8.          Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if one is elected, or in his or her absence, the Vice Chairman of the Board of Directors, if one is elected, or if neither is elected or in their absence, the Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the Chief Executive Officer is unable to do so for any reason.

9.          Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

10.        Action without a Meeting. Except as otherwise provided in the Certificate of Incorporation, any action required or permitted by law to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, by hand or by certified mail, return receipt requested, or to the Corporation's principal place of business or to the officer of the Corporation having custody of the minute book. Every written consent shall bear the date of signature and no written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered pursuant to these Bylaws, written consents signed by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these Bylaws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Amended and Restated Bylaws of Global Health Solutions, Inc.

11.        Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

Article II- Directors

1.          Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.          Number and Qualification. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, the number of directors which shall constitute the whole Board of Directors as of the effective date of these Bylaws shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

3.          Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board of Directors, however occurring, may be filled by a vote of holders of a majority of the shares of stock entitled to vote in the election of directors pursuant to the Certificate of Incorporation, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

4.          Tenure. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.          Removal. To the extent permitted by law, except as otherwise provided by the Certificate of Incorporation, a director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of directors pursuant to the Certificate of Incorporation.

Amended and Restated Bylaws of Global Health Solutions, Inc.

6.          Meetings. Regular meetings of the Board of Directors may be held at such time, date and place as may be determined by the Board of Directors.  Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board, the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, a President, or by three (3) or more directors, by delivering notice of such meeting to the directors in accordance with Section 8 of this Article II. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

7.          Notice of Meetings. Regular and special meetings of the Board of Directors shall require notice in accordance with this Section 7, provided that no notice shall be required for regular meetings of the Board of Directors held immediately after the annual meeting of the Stockholders and meetings that are adjourned pursuant to Section 9 of this Article II.  Notice of the time, date and place of all regular and special meetings of the Board of Directors shall be given to each director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting.  Notice shall be given to each director in person, by telephone, by mail, by facsimile, electronic mail or other form of electronic communications, sent to such director’s business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty eight (48) hours in advance of the meeting.

8.          Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting until a quorum shall be present.

9.          Action at Meeting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors.

10.        Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any reference herein to a resolution made at a meeting of the Board of Directors shall include an action taken by written consent in lieu of a meeting.

Amended and Restated Bylaws of Global Health Solutions, Inc.

11.        Committees.

(a)               The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these Bylaws, may designate an Executive Committee, an Audit Committee, a Compensation Committee and any other committee which the Board deems appropriate. Each committee shall consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

(b)               Such committees, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the Board of Directors is required by the Delaware General Corporation Law or other applicable law, and may authorize the seal of the Corporation to be affixed to all instruments, papers and documents which may require it; except that regardless of Board resolution, committees of the Board shall have no power to do any of the following: (i) amend the Certificate of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (v) amend the Bylaws of the Corporation; or (vi) unless the resolution of the Board, the Certificate of Incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

(c)               Regular meetings of committees of the Board shall be held at such time and place as the committee may determine, and special meetings may be called at any time by an officer of the Corporation or by any member of the committee. No notice of any meeting of a committee of the Board shall be required, and a majority of the members of the committee shall constitute a quorum for the transaction of business. Minutes of all such meetings shall be kept and presented to the Board of Directors upon request.

Article III- Officers

1.          Enumeration. The officers of the Corporation may consist of a President, a Treasurer, a Secretary, and such other officers, including, without limitation, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine. The Board of Directors may elect from among its members a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors.

Amended and Restated Bylaws of Global Health Solutions, Inc.

2.          Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

3.          Qualification. No officer need be a stockholder or a director of the Corporation. Any two or more offices may be held by the same person.

4.          Tenure. Except as otherwise provided by the Certificate of Incorporation or by these Bylaws, each of the officers of the Corporation shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.          Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the directors then in office.

6.          Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7.          Chairman and Vice Chairman of the Board of Directors. Except as otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate. Except as provided by the Board of Directors, in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board of Directors shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8.          Chief Executive Officer. In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the Chief Executive Officer, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Amended and Restated Bylaws of Global Health Solutions, Inc.

9.          President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors, Vice Chairman of the Board of Directors and Chief Executive Officer, the President shall preside, when present, at all meetings of stockholders and the Board of Directors. The President shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

10.        Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

11.        Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

12.        Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In the absence of the Secretary from any such meeting an Assistant Secretary, or if such person is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give authorization to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation), shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, and shall have such other duties and powers as may be designated from time to time by the Board of Directors. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Amended and Restated Bylaws of Global Health Solutions, Inc.

13.        Other Powers and Duties. Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

Article IV- Capital Stock

1.          Certificates of Stock. Unless otherwise determined by the Board of Directors, in its sole discretion, all shares of this Corporation shall be uncertificated. To the extent share certificates are authorized, every such certificate for shares shall be signed by the Chairman of Board or the President and the Secretary or an Assistant Secretary. Unless otherwise provided by law, signatures may be facsimile and shall be effective irrespective of whether any person whose signature appears on the certificates shall have ceased to be an officer before the certificate is delivered by the Corporation. Such certificates issued shall bear all statements or legends required by law to be affixed thereto.

2.          Transfers. Subject to any restrictions on transfer applicable to such shares, shares of stock shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its transfer agent of the certificate or certificates therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. In that event the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.

3.          Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

Amended and Restated Bylaws of Global Health Solutions, Inc.

4.          Record Date. Except as otherwise provided in the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.          Lost Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been mutilated, lost, stolen or destroyed, and the Corporation may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to indemnify the Corporation, in a reasonable manner, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Article V - Indemnification

1.          Definitions. For purposes of this Article V:

(a)                “Corporate Status” describes the status of a person who is serving or has served as a Director or Officer of the Corporation or its Subsidiaries, or is serving or has served at the request of the Corporation or its Subsidiaries as a director, partner, trustee, officer, employee, fiduciary, or agent of any other Corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other enterprise or legal entity. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee, fiduciary, or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation;

Amended and Restated Bylaws of Global Health Solutions, Inc.

(b)               “Director” means any person who serves or has served the Corporation or its Subsidiaries as a director on the Board of Directors of the Corporation or its Subsidiaries;

(c)               “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation or its Subsidiaries who is not and was not a party to such Proceeding;

(d)               “Expenses” means all reasonable attorneys fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e)               “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f)                “Officer” means any person who serves or has served the Corporation or its Subsidiaries as an officer appointed by the Board of Directors of the Corporation or its Subsidiaries;

(g)               “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h)               “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Amended and Restated Bylaws of Global Health Solutions, Inc.

2.          Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article V of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, damages, liabilities, losses, excise taxes, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that for any action or suit by or in the right of the Corporation, the indemnification hereunder shall be limited to Expenses actually and reasonably incurred by such Director or Officer and except that no indemnification under such circumstances shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and to the extent of a determination of entitlement to indemnification by the Court of Chancery of the State of Delaware. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

3.          Indemnification of Non-Officer Employees. Subject to the operation of Section 5 of this Article V of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

Amended and Restated Bylaws of Global Health Solutions, Inc.

4.          Advancement of Expenses to Directors and Officers Prior to Final Disposition.

(a)                The Corporation shall advance all Expenses incurred by or on behalf of any Director or Officer in connection with any Proceeding in which such Director or Officer is involved by reason of such Director’s or Officer’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director or Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director or Officer and shall be preceded or accompanied by an undertaking by or on behalf of such Director or Officer to repay any Expenses so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified against such Expenses.

(b)               If a claim for advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within ten (10) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director or Officer is not entitled to an advancement of expenses shall be on the Corporation.

(c)               In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Amended and Restated Bylaws of Global Health Solutions, Inc.

5.          Advancement of Expenses to Non-Officer Employees Prior to Final Disposition.

(a)               The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)               In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

6.          Contractual Nature of Rights.

(a)               The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If there exists any conflict between this Article V and any agreement for indemnification entered into between the Corporation and a Director, the terms and conditions of such indemnification agreement shall prevail.

(b)               If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation in any court of competent jurisdiction to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

Amended and Restated Bylaws of Global Health Solutions, Inc.

(c)               In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

7.          Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director or Officer, may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

8.          Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

9.          Merger or Consolidation. For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, or Officers, so that any person who is or was a Director or Officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Article VI - Miscellaneous Provisions

1.          Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

2.          Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3.          Execution of Instruments. Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, mortgages, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by, the Chief Executive Officer, a President, or by any other officer, employee or agent of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize.

Amended and Restated Bylaws of Global Health Solutions, Inc.

4.          Voting of Securities. Unless the Board of Directors otherwise provides, a President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

5.          Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

6.          Corporate Records. The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

7.          Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

8.          Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

9.          Amendments. Except as provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that (a) the Board of Directors may not alter, amend or repeal any provision of these Bylaws which by law, by the Certificate of Incorporation or by these Bylaws requires action by the stockholders and (b) except as provided in the Certificate of Incorporation, any alteration, amendment or repeal of these Bylaws by the Board of Directors and any new Bylaw adopted by the Board of Directors may be altered, amended or repealed by the stockholders.

Amended and Restated Bylaws of Global Health Solutions, Inc.

10.        Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.

11.        Conflict with Other Documents. If there exists any conflict between the provisions of these Bylaws and the provisions of the Certificate of Incorporation, the applicable provisions of the Certificate of Incorporation or Stockholders Agreement shall prevail.

12.        Directors’ and Officers’ Interests in Contracts. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors, stockholders or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)                the material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee of the Board, and the Board of Directors or committee of the Board in good faith authorizes, approves or ratifies the contract or other transaction by the affirmative vote of a majority of the disinterested directors present, even though the disinterested directors be less than a quorum (such interested director to be counted only in calculating the presence of a quorum); or,

(b)               the material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and such contract or other transaction is specifically approved in good faith by the stockholders; or

Amended and Restated Bylaws of Global Health Solutions, Inc.

(c)               the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Article VII- Offices

1.          Registered Office. The registered agent of the Corporation in the State of Delaware shall be designated by the Board of Directors and the registered office shall be at such address as determined by the Board of Directors.

2.          Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Amended and Restated Bylaws of Global Health Solutions, Inc.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify as follows:

1.         I am the duly elected and acting Secretary of Global Health Solutions, Inc., a Delaware corporation.

2.        The foregoing Amended and Restated Bylaws, constitute the Bylaws of said corporation as duly adopted by action of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name on May 13, 2024.

/s/ Bradley Burnam
Bradley Burnam, Chief Executive Officer

Amended and Restated Bylaws of Global Health Solutions, Inc.